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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2007

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (678) 281-2020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

        On November 1, 2007, Ebix, Inc. ("Ebix") announced the merger with Jenquest, Inc. ("Jenquest") effective November 1, 2007. Jenquest will become a separate division within Ebix. Ebix has paid Jenquest shareholders $11.25 million for all of Jenquest's stock, and Jenquest shareholders retain the right to earn up to $1.35 million in additional payments in one year if certain revenue targets of the Jenquest division of Ebix are met. Jenquest has previously acted, under its wholly owned subsidiary, Insurance Data Services, Inc. as a provider of certificate of insurance tracking from its headquarters in Hemet, California. Prior to its acquisition, Jenquest had an employee base of approximately 100 employees.

        A copy of the Agreement and Plan of Merger by and among Ebix, Jenquest, IDS Acquisition Sub, Inc. and Robert M. Ward, as the Shareholders' Representative is attached as Exhibit 2.1.

        On November 2, 2007, Ebix issued a press release announcing its acquisition of Jenquest. A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

        Exhibit 2.1: Agreement and Plan of Merger by and among Ebix, Jenquest and Robert M. Ward, as Shareholders' Representative dated October 31, 2007.

        Exhibit 99.1: Press release, dated November 2, 2007, issued by Ebix, Inc.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.
By:	/s/ ROBERT KERRIS Robert Kerris Chief Financial Officer

Dated: November 7, 2007

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  Item 2.01 Completion of Acquisition or Disposition of Assets
  Item 9.01 Financial Statements and Exhibits
SIGNATURES